Exhibit 99.1

Odysight.ai Reports Financial Results for The First Quarter of 2025 and Provides Business Update

OMER, Israel, May 15, 2025 – Odysight.ai Inc. (NASDAQ: ODYS), a leading provider of visual based predictive maintenance (PdM) and condition-based monitoring (CBM) solutions, announces its financial results for the three months ended March 31, 2025 and provides a business update.

Key highlights

●	First quarter revenues totaled $2.1 million.

●	Uplisted to the Nasdaq Capital Market in February 2025 and raised gross proceeds of $23.7 million.

Net cash position[1] of approximately $37.2 million as of March 31, 2025.

●	Commercial achievements:

-	Partnered with Israel Railways to develop advanced AI-powered visualization system to prevent derailments and enhance railway safety.

-	Received an initial purchase order from a European partner for a combined industrial solution, using Odysight.ai’s sensors and machine learning algorithms, designed to monitor the condition of belts and cables used across various industrial sectors such as cranes, elevators and transportation systems.

Einav Brenner, Chief Financial Officer of Odysight.ai: “We’re making important strides in building the technological and operational foundations that will support our long-term growth. While some of this progress is not yet reflected in our financial results, we are focused on strengthening our infrastructure, expanding our technological capabilities, establishing relationships with global leaders in our industry and positioning ourselves for future success in Aerospace and new verticals. Our successful uplisting to Nasdaq and recent capital raise mark major milestones for the Company. These achievements not only strengthen our balance sheet, but also enhance our visibility, credibility and access to global customers and investors. We believe we are well-positioned to support our strategic initiatives and drive sustainable, long-term growth. These are investments in a differentiated value proposition — for our customers, our partners and our shareholders.”

Financial highlights for three months ended March 31, 2025

Revenues were approximately $2.1 million, compared to $0.2 million from the three months ended March 31, 2024. The increase was primarily attributed to the full recognition of approximately $1.7 million in revenues from the fulfillment of contract with a Fortune 500 medical company.

Backlog2 was approximately $14.8 million as of March 31, 2025.

1 Including cash, cash equivalents, short term deposits and restricted deposit/cash.

2 Backlog is measured and defined differently by companies within our industry. We refer to “backlog” as our booked orders based on purchase orders or hard commitments but not yet recognized as revenue. Backlog is not a comprehensive indicator of future revenue and is not a measure of profitability. Orders included in backlog may be cancelled or rescheduled by customers. A variety of conditions, both specific to the individual customer and generally affecting the customer’s industry, may cause customers to cancel, reduce or delay orders that were previously made or anticipated. Projects may remain in backlog for extended periods of time.

Cost of Revenues was $1.5 million, compared to $0.4 million for the three months ended March 31, 2024. The increase was primarily attributed to the approximately $1 million in cost of revenues related to the fulfillment of a contract with a Fortune 500 medical company, and to the recognition of an inventory impairment of $0.2 million.

Gross Profit (Loss) was $0.6 million, reflecting a gross margin of 26%, compared to gross loss of $0.2 million for the three months ended March 31, 2024. The improvement is attributable to Industry 4.0 revenues and to the contract fulfillment related to a Fortune 500 medical company.

Operating expenses were $5.1 million, compared to $3.1 million for the three months ended March 31, 2024. The increase was primarily driven by the expansion of the Company’s operations, including the development of new Industry 4.0 products and one-time expenses related to the Company’s uplisting to Nasdaq.

Net loss was $4.3 million, compared to $3.2 million for the three months ended March 31, 2024.

Cash Balance1 as of March 31, 2025 was $37.2 million, compared to approximately $17.0 million as of March 31, 2024. In February 2025, the Company uplisted to the Nasdaq Capital Market and completed a U.S. underwritten public offering with gross proceeds of approximately $23.7 million.

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

We routinely post information that may be important to investors in the Investors section of our website. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Backlog

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Backlog is presented for supplemental informational purposes only, and is not intended to be a substitute for any GAAP financial measures, including revenue or net income (loss), and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. In addition, backlog should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, backlog should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding long-term growth prospects, future plans related to infrastructure, technological capabilities and relationships with global leaders and success in Aerospace and new verticals. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on a single customer that accounts for a substantial portion of our revenues, (xi) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the impact of computer system failures, cyberattacks or deficiencies in our cybersecurity, (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction, including the adoption or expansion of economic sanctions, tariffs or trade restrictions and (xv) political, economic and military instability in Israel, including the impact of Israel’s war against Hamas. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2025, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

ODYSIGHT.AI INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended
	March 31,
	2025	2024
	Unaudited
	USD in thousands (except per share data)

REVENUES	2,065	187
COST OF REVENUES	1,527	410
GROSS PROFIT (LOSS)	538	(223)
RESEARCH AND DEVELOPMENT EXPENSES	2,487	1,567
SALES AND MARKETING EXPENSES	396	234
GENERAL AND ADMINISTRATIVE EXPENSES	2,215	1,340
OPERATING LOSS	(4,560)	(3,364)
FINANCING INCOME, NET	295	202
NET LOSS	(4,265)	(3,162)

ODYSIGHT.AI INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	Unaudited	Audited
	USD in thousands
Assets

CURRENT ASSETS:
Cash and cash equivalents	36,881	18,164
Restricted cash	326	-
Restricted deposit	-	322
Accounts receivable	192	1,510
Inventory	-	203
Other current assets	692	588
Total current assets	38,091	20,787

NON-CURRENT ASSETS:
Contract fulfillment assets	-	1,017
Property and equipment, net	407	407
Operating lease right-of-use assets	995	1,113
Severance pay asset	254	259
Other non-current assets	96	96
Total non-current assets	1,752	2,892

TOTAL ASSETS	39,843	23,679
Liabilities and shareholders’ equity

CURRENT LIABILITIES:
Accounts payable	486	442
Contract liabilities - short term	243	702
Operating lease liabilities - short term	505	539
Accrued compensation expenses	1,456	1,124
Related parties	218	120
Other current liabilities	510	368
Total current liabilities	3,418	3,295

NON-CURRENT LIABILITIES:
Contract liabilities - long term	-	1,373
Operating lease liabilities - long term	406	508
Liability for severance pay	254	259
Total non-current liabilities	660	2,140

TOTAL LIABILITIES	4,078	5,435

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value; 300,000,000 shares authorized as of March 31, 2025, and December 31, 2024, 16,307,321 and 12,612,517 shares issued and outstanding as of March 31, 2025, and December 31, 2024, respectively	17	13
Additional paid-in capital	85,987	64,205
Accumulated deficit	(50,239)	(45,974
TOTAL SHAREHOLDERS’ EQUITY	35,765	18,244

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	39,843	23,679